UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2023

Casa Systems, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts		01810
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Interim CEO Cash Bonus and Equity Award

As previously disclosed, the Board of Directors (the “Board”) of Casa Systems, Inc. (the “Company”) appointed Edward Durkin as the Company’s Interim Chief Executive Officer (“Interim CEO”), effective as of March 17, 2023 (the “Effective Date”). On April 7, 2023, in connection with Mr. Durkin’s service as Interim CEO, the Compensation Committee (the “Committee”) of the Board approved (i) a cash bonus award to Mr. Durkin in the amount of $300,000 (the “Interim CEO Cash Award”) and (ii) an equity grant to Mr. Durkin of the number of restricted stock units (“RSUs”) equal to 0.3% of the total number of the Company’s outstanding shares of common stock as of the first business day following the end of the Company’s current quarterly securities trading blackout period (the “Interim CEO Equity Award”). The Interim CEO Cash Award will be paid in one lump sum on the Company’s next regularly scheduled payroll date and will be subject to standard tax withholdings. The RSUs underlying the Interim CEO Equity Award will vest in four equal installments on a quarterly basis starting from the Effective Date. Upon Mr. Durkin’s termination without cause, Mr. Durkin’s resignation for good reason, or Mr. Durkin’s removal as Interim CEO in connection with the Company’s hiring of a permanent chief executive officer other than Mr. Durkin, any unvested portion of the Interim CEO Equity Award shall immediately be accelerated and vest in full as of the date of such termination or removal. The Interim CEO Equity Award is subject to the terms and conditions of the Company’s 2017 Stock Incentive Plan and the applicable restricted stock unit agreement.

Retention Award

On April 7, 2023, the Committee approved a cash retention award (the “Retention Award”) for Mr. Durkin in connection with his service as the Company’s interim CEO and Chief Financial Officer in the amount of $400,000. The Retention Award will be granted pursuant to an award notice (the “Award Notice”) between the Company and Mr. Durkin, and will be paid in four quarterly installments on the first regularly scheduled payroll date following each of July 1, 2023, October 1, 2023, January 1, 2024, and April 1, 2024, subject to Mr. Durkin’s continued employment with the Company as of each such date.

Upon the termination of Mr. Durkin’s employment with the Company without cause or resignation with good reason, or in the event Mr. Durkin is removed as Interim CEO in connection with the Company’s hiring of a permanent Chief Executive Officer other than Mr. Durkin, any remaining unpaid installment payments to Mr. Durkin under the Retention Award will be paid in full in one lump sum as quickly as practical, and in any event, within 30 days of such termination or removal. Any payment of the Retention Award in connection with Mr. Durkin’s termination or removal is subject to the receipt by the Company of a general release and waiver of claims acceptable to the Company, which may include, where legally permissible, non-competition, non-solicitation, and non-disparagement requirements.

The foregoing description of the Award Notice is not complete and is qualified in its entirety by reference to the complete terms and conditions as set forth in the Award Notice, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2023.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Casa Systems, Inc.

Date: April 13, 2023	By:	/s/ Edward Durkin
Edward Durkin
Interim Chief Executive Officer and Chief Financial Officer